As filed with the Securities and Exchange Commission on January 5, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

________________________________

COMMUNITY HEALTHCARE TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

________________________________

Maryland	46-5212033
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3326 Aspen Grove Drive, Suite 150
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

________________________________

2014 Incentive Plan, as amended

(Full Title of Plan)

________________________________

David H. Dupuy

Community Healthcare Trust Incorporated

3326 Aspen Grove Drive, Suite 150

Franklin, Tennessee 37067

(Name and address of agent for service)

(615) 771-3052

(Telephone number, including area code, of agent for service)

________________________________

With a copy to:

Tonya Mitchem Grindon

Nathanael P. Kibler

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

1600 West End Avenue, Suite 2000

Nashville, TN 37203

(615) 726-5600

(615) 744-5607 (fax)

________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by Community Healthcare Trust Incorporated, a Maryland corporation (the “Registrant”), for the purpose of registering additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), under the Registrant’s 2014 Incentive Plan, as amended (the “2014 Plan”). The number of shares of Common Stock available for issuance under the 2014 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2017 and ending on (and including) March 31, 2024, equal to seven percent (7%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year. This Registration Statement registers an aggregate of 120,069 additional shares of Common Stock available for issuance under the 2014 Plan, which represents 7% of the increase in outstanding shares of Common Stock from December 31, 2022 to December 31, 2023.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as (i) the 525,782 shares of Common Stock previously registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-206286), filed with the Securities and Exchange Commission (“SEC”) on August 10, 2015, (ii) the 500,000 shares of Common Stock previously registered for issuance pursuant to the Alignment of Interest Program under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-214951), filed with the SEC on December 7, 2016, (iii) the 383,411 shares of Common Stock previously registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-218366) filed with the SEC on May 31, 2017, (iv) the 356,812 shares of Common Stock previously registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-222399) filed with the SEC on January 3, 2018, (v) the 38,410 shares of Common Stock previously registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-229121) filed with the SEC on January 3, 2019, (vi) the 194,325 shares of Common Stock previously registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-235833) filed with the SEC on January 7, 2020, (vii) the 173,426 shares of Common Stock previously registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-251981) filed with the SEC on January 8, 2021, (viii) the 76,609 shares of Common Stock previously registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-262017) filed with the SEC on January 5, 2022, (ix) the 500,000 shares of Common Stock previously registered for issuance pursuant to the Alignment of Interest Program under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-264689) filed with the SEC on May 5, 2022, and (x) the 64,047 shares of Common Stock previously registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (File No. 333-269133) filed with the SEC on January 5, 2023. The information contained in the Registrant’s Registration Statements on Form S-8 (File Nos. 333-206286, 333-214951, 333-218366, 333-222399, 333-229121, 333-235833, 333-251981, 333-262017, 333-264689, and 333-269133) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)            The contents of the earlier registration statements on Forms S-8 relating to the 2014 Plan and the Alignment of Interest Program filed with the SEC on August 10, 2015 (File No. 333-206286), on December 7, 2016 (File No. 333-214951), on May 31, 2017 (File No. 333-218366), on January 3, 2018 (File No. 333-222399), on January 3, 2019 (File No. 333-229121), on January 7, 2020 (File No. 333-235833), on January 8, 2021 (File No. 333-251981), on January 5, 2022 (File No. 333-262017), on May 2, 2022 (File No. 333-264689), and on January 5, 2023 (File No. 333-269133), respectively.

(2)            The description of the Registrant’s Common Stock contained in a registration statement on Form 8-A, filed with the SEC on May 19, 2015 (File No. 001-37401) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(3)            The Registrant’s Annual Report on Form 10-K (File No. 001-37401) for the year ended December 31, 2022, filed with the SEC on February 14, 2023.

(4)            The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 from its definitive proxy statement on Schedule 14A (File No. 001-37401) for the 2023 Annual Meeting of Stockholders, filed with the SEC on March 16, 2023.

(5)            The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-37401) for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on May 2, 2023, August 1, 2023, and October 31, 2023, respectively.

(6)            The Registrant’s Current Reports on Form 8-K (File No. 001-37401), filed with the SEC, excluding the items furnished as exhibits to such reports, on January 4, 2023, February 13, 2023, March 6, 2023, March 7, 2023, April 10, 2023, May 4, 2023, May 17, 2023, January 3, 2024, and January 4, 2024.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC), and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, employee, or agent of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

We have entered into indemnification agreements with each of our officers and directors whereby we agree to indemnify such officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such officer or director.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.	Exhibits.

A list of exhibits filed with the registration statement or incorporated by reference is set forth in the Exhibit Index hereto and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Corporate Charter of Community Healthcare Trust Incorporated, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-203210) filed with the SEC on May 6, 2015).

4.2	Amended and Restated Bylaws of Community Healthcare Trust Incorporated (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 333-203210) filed with the SEC on November 3, 2020).

4.3	Form of Certificate of Common Stock of Community Healthcare Trust Incorporated (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-203210) filed with the SEC on April 2, 2015).

4.4	Community Healthcare Trust Incorporated 2014 Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 (File No. 333-203210) filed with the SEC on April 2, 2015).

4.5	Amendment No. 1 to Community Healthcare Trust Incorporated 2014 Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-203210) filed with the SEC on May 6, 2015).

4.6	Amendment No. 2 to Community Healthcare Trust Incorporated 2014 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37401) filed with the SEC on July 17, 2017).

4.7	Amendment No. 3 to Community Healthcare Trust Incorporated 2014 Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37401) filed with the SEC on July 17, 2017).

4.8	Amendment No. 4 to Community Healthcare Trust Incorporated 2014 Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-37401) filed with the SEC on January 4, 2024).

4.9	Community Healthcare Trust Incorporated Third Amended and Restated Alignment of Interest Program (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37401) filed with the SEC on January 4, 2024).

4.10	Third Amended and Restated Executive Officer Incentive Program (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37401) filed with the SEC on January 4, 2024).

4.11	Community Healthcare Trust Incorporated Amended and Restated Non-Executive Officer Incentive Program (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K (File No. 001-37401) filed with the SEC on February 25, 2020).

5.1*	Legal Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

23.1*	Consent of Independent Registered Public Accounting Firm, BDO USA, P.C.

23.2*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page hereto).

107*	Filing Fee Table.

_____________________

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on January 5, 2024.

COMMUNITY HEALTHCARE TRUST INCORPORATED

By:	/s/ David H. Dupuy
Name:	David H. Dupuy
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints David H. Dupuy his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ David H. Dupuy	Chief Executive Officer, President	January 5, 2024.
David H. Dupuy	and Director (Principal Executive Officer)

/s/ William G. Monroe IV	Executive Vice President and Chief Financial	January 5, 2024.
William G. Monroe IV	Officer (Principal Financial Officer)

/s/ Leigh Ann Stach	Executive Vice President and Chief Accounting	January 5, 2024.
Leigh Ann Stach	Officer (Principal Accounting Officer)

/s/ Cathrine Cotman	Director	January 5, 2024.
Cathrine Cotman

/s/ Alan Gardner	Director	January 5, 2024.
Alan Gardner

/s/ Claire Gulmi	Director	January 5, 2024.
Claire Gulmi

/s/ Robert Hensley	Director	January 5, 2024.
Robert Hensley

/s/ R. Lawrence Van Horn	Director	January 5, 2024.
R. Lawrence Van Horn